Exhibit 99.2

CHICAGO, Oct. 10 /PRNewswire-FirstCall/ -- Oil-Dri Corporation of America (NYSE: ODC) will hold its Annual Meeting of Stockholders on Tuesday, December 5, 2006.

The meeting will be held at 9:00 a.m. (Central Time) at the Standard Club, 320 South Plymouth Court, Chicago, Illinois. The record date for voting eligibility at the Annual Meeting is October 20, 2006.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.

SOURCE  Oil-Dri Corporation of America
          -0-                              10/10/2006
          /CONTACT: Ronda J. Williams of Oil-Dri Corporation of America,
+1-312-706-3232/
          /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020417/ODCLOGO
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          /Web site:  http://www.oildri.com/
          (ODC)